Exhibit 4.11

2019 NOTES SUPPLEMENTAL INDENTURE NO. 5

2021 NOTES SUPPLEMENTAL INDENTURE NO. 5

2023 NOTES SUPPLEMENTAL INDENTURE NO. 5

2026 NOTES SUPPLEMENTAL INDENTURE NO. 5

2036 NOTES SUPPLEMENTAL INDENTURE NO. 5

2046 NOTES SUPPLEMENTAL INDENTURE NO. 5

This 2019 NOTES SUPPLEMENTAL INDENTURE NO. 5, 2021 NOTES SUPPLEMENTAL INDENTURE NO. 5, 2023 NOTES SUPPLEMENTAL INDENTURE NO. 5, 2026 NOTES SUPPLEMENTAL INDENTURE NO. 5, 2036 NOTES SUPPLEMENTAL INDENTURE NO. 5 and 2046 NOTES SUPPLEMENTAL INDENTURE NO. 5 (collectively, this “Supplemental Indenture”), dated as of March 20, 2019, by and among Dell International L.L.C., a Delaware limited liability company (“Dell International”), EMC Corporation, a Massachusetts corporation (together with Dell International, the “Issuers”), EMC International U.S. Holdings L.L.C., a Delaware limited liability company (“EMC International”), Data Domain LLC, a Delaware limited liability company (“Data Domain”), Isilon Systems LLC, a Delaware limited liability company (“Isilon Systems”), Likewise Software LLC, a Delaware limited liability company (“Likewise Software”), RSA Security LLC, a Delaware limited liability company (“RSA Security”), Dell DFS Group Holdings L.L.C., a Delaware limited liability company (“Dell DFS”), and Dell Global Holdings XV L.L.C., a Delaware limited liability company (“Dell Global”) (together with EMC International, Data Domain, Isilon Systems, Likewise Software, RSA Security and Dell DFS, the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and as collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuers and certain other guarantors are party to an indenture, dated as of June 1, 2016 (the “Base Indenture”), as supplemented by (i) the Supplemental Indenture No. 1 for each series of Notes (as defined below), dated as of June 1, 2016, (ii) the First Supplemental Indenture, dated as of September 6, 2016, (iii) Supplemental Indenture No. 2 for each series of Notes, dated as of September 7, 2016, (iv) Supplemental Indenture No. 3 for each series of Notes, dated as of September 7, 2016 and (v) Supplemental Indenture No. 4 for each series of Notes, dated as of May 23, 2017 (the supplemental indentures referred to in clauses (i) through (v), together with the Base Indenture and this Supplemental Indenture, and as further amended and supplemented, the “Indenture”), providing for the issuance of $3,750,000,000 aggregate principal amount of 3.480% First Lien Notes due 2019 (the “2019 Notes”), $4,500,000,000 aggregate principal amount of 4.420% First Lien Notes due 2021 (the “2021 Notes”), $3,750,000,000 aggregate principal amount of 5.450% First Lien Notes due 2023 (the “2023 Notes”), $4,500,000,000 aggregate principal amount of 6.020% First Lien Notes due 2026 (the “2026 Notes”), $1,500,000,000 aggregate principal amount of 8.100% First Lien Notes due 2036 (the “2036 Notes”) and $2,000,000,000 aggregate principal amount of 8.350% First Lien Notes due 2046 (the “2046 Notes” and together with the 2019 Notes, 2021 Notes, 2023 Notes, 2026 Notes and 2036 Notes, the “Notes” and each a “series of Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder of any series of Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)    Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including Article 10 thereof.

(3)    Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUERS:

DELL INTERNATIONAL L.L.C.

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

EMC CORPORATION

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

GUARANTORS:

EMC INTERNATIONAL U.S. HOLDINGS L.L.C.

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

DATA DOMAIN LLC

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

[Dell – Signature Page to Supplemental Indenture No. 5 (First Lien Notes)]

ISILON SYSTEMS LLC

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

LIKEWISE SOFTWARE LLC

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

DELL DFS GROUP HOLDINGS L.L.C.

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

RSA SECURITY LLC

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Assistant Secretary

DELL GLOBAL HOLDINGS XV L.L.C.

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

[Dell – Signature Page to Supplemental Indenture No. 5 (First Lien Notes)]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Notes Collateral Agent

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

[Dell – Signature Page to Supplemental Indenture No. 5 (First Lien Notes)]